EXHIBIT 10.3

DATED 31ST JANUARY 2008

NEXTGEN BIO UK LIMITED.	(1)

and

DR. KAREN ELIZABETH JERVIS	(2)

EMPLOYMENT AGREEMENT

DATE OF EMPLOYMENT AGREEMENT 31ST JANUARY 2008

PARTIES

(1)	NEXTGEN BIO UK LIMITED, a company incorporated under the laws of England and Wales whose registered office is at 4th Floor, 36 Spital Square, London, E1 6DY, England (“the Company”).

(2)	DR KAREN ELIZABETH JERVIS of 1 Bellfield Crescent, Eddleston, Peebles, EH45 8RQ (“the Executive”).

WHEREAS the Board of Directors of the Company has approved the terms of this Agreement under which the Executive is to be retained to provide Employments.

IT IS AGREED as follows:

1.	DEFINITIONS

	1.1	In this Agreement the following words, phrases and expressions shall have the following meanings:

		1.1.1	"Board" means the Board of Directors of the Company from time to time and any such person or committee authorised by the Board as its representative for the purposes of this Agreement;

		1.1.2	“Chairman” means the Chairman of the Company for the time being;

		1.1.3	"Commencement Date" means 1st February 2008 or such later date as may be mutually agreed between the parties;

1.1.4

"Group Company" means the Company and its subsidiaries and any holding company of the Company and any subsidiary of such holding company and any associated company (which expression shall mean any other company of which the Company or its holding company or any subsidiary or the company or its holding company beneficially holds not less than 20% of the equity share capital);

		1.1.5	"Immediate Relatives" means husband, common law spouse, children, brothers, sisters, cousins, aunts, uncles, parents, grandparents, and the aforesaid relatives by marriage;

		1.1.6	"Termination Date" means the date upon which this Agreement is terminated (and references to "from the Termination Date" means from and including the date of such termination);

	1.2	Any reference to a statutory provision includes all re-enactments and modifications of it or the provision referred to and any regulations made under it or under the provision referred to.

	1.3	The headings in this Agreement have been inserted for convenience only and they do not form part of this Agreement and do not affect its interpretation or construction.

	1.4	Any reference to the Executive shall, if appropriate, include her personal representatives.

2.	THE APPOINTMENT

	2.1	The Executive shall provide the services hereunder, and the Company shall from the Commencement Date, appoint the Executive, and the Executive shall act as Chief Executive Officer of a Group Company.

2.2

The Executive shall provide the services as described hereunder to the fullest extent envisaged by this Agreement, but subject to non- availability due to incapacity as per Clause 13 and during holidays granted in accordance with the normal policy of the Company in force from time to time.

3.	DURATION

	3.1	This Agreement shall, subject to termination in accordance with the terms of this Agreement, commence on the Commencement Date and shall continue until terminated in accordance with Clause 17.

4.	DUTIES

	4.1	The Executive:

		4.1.1	shall:

			4.1.1.1	carry out such duties and functions;

			4.1.1.2	exercise such powers; and

			4.1.1.3	comply with such instructions;

in connection with the business of the Company and the Group Companies as the Board reasonably determines from time to time; and

		4.1.2	shall comply with all the Company's reasonable rules, regulations, policies and procedures from time to time in force.

	4.2	Unless prevented by incapacity as per Clause 13 or holiday as set out below, the Executive will:

		4.2.1	devote sufficient of her time, attention and skill during her working hours under this Agreement insofar as may reasonably be required to the affairs of the Company; and

	4.2.2	use her best endeavours to promote the interests of the Company at all times.

4.3

The Executive acknowledges and agrees that she is at all times during this Agreement, including during any period of suspension or while she is on garden leave in accordance with clause 17.5, subject to duties of goodwill, trust, confidence, exclusive service in accordance with Clause 6, faith and fidelity to the Company which duties include, without limitation, the duty throughout the duration of this Agreement:

	4.3.1	not to compete with the Company or with any Group Company;

4.3.2

not to make preparations (during such hours during which the Executive should be providing services under this Agreement) to compete with the Company or with any Group Company after this Agreement has terminated;

	4.3.3	not to solicit in competition with the Company or with any Group Company any customer or customers of the Company or of any Group Company;

4.3.4

not to entertain invitations to provide services in a personal capacity from customers of the Company or of any Group Company where such invitations relate to services which could be provided by the Company or by any Group Company;

	4.3.5	not to offer employment to employees of the Company or of any Group Company (other than employment by the Company or by any Group Company); and

4.3.6

not to copy or memorise confidential information or trade secrets of the Company or of any Group Company with a view to using or disclosing such information for a purpose other than for the benefit of the Company or of that Group Company.

4.4	The Executive will at all times promptly give to the Board (in writing if requested) all information, explanations and assistance that the Board may reasonably require in connection with:

	4.4.1	the business or affairs of the Company and of the Group Companies; and

	4.4.2	her duties under this Agreement.

4.5	The Executive will:

	4.5.1	report to the Chairman; and

	4.5.2	be directly responsible to the Board.

4.6	The Executive shall not without the prior written consent of the Board:

		4.6.1	incur any capital expenditure in excess of such sums as may be authorised from time to time; or

		4.6.2	enter into (on behalf of the Company or of any Group Company) any commitment, contract or arrangement:

			4.6.2.1	otherwise than in the normal course of business; or

			4.6.2.2	outside the scope of her normal duties; or

			4.6.2.3	which may be reasonably considered to be of an unusual, onerous or long-term nature.

5.	NORMAL HOURS

	5.1	The Executive shall conform to such hours of work as may from time to time reasonably be required of her as are consistent with this Agreement.

	5.2	The Executive expressly acknowledges and affirms:

		5.2.1	that she has control over the hours which she works; and

		5.2.2	that her working time is not monitored or determined by the Company.

6.	OTHER INTERESTS

	6.1	The Executive:

		6.1.1	shall devote as much of her time to the Company during her working hours under this Agreement as is necessary to fulfil her duties hereunder; and

		6.1.2	shall not (without the prior written consent of the Board) directly or indirectly either on her own account or on behalf of any other person, company, business entity or other organisation:

			6.1.2.1	engage in; or

			6.1.2.2	be concerned with; or

6.1.2.3

provide services to (whether as an employee, officer, director, agent, partner, consultant or otherwise) any other business or other activity which does or might reasonably be expected to affect the performance of her duties under this Agreement; or

			6.1.2.4	accept any other engagement or public office;

EXCEPT THAT the Executive may hold up to 8% (eight percent) of any securities in a company which is quoted on any recognised Stock Exchange and may take up and/or continue part time honorary positions as a Member of the Scottish Scientific Advisory Committee to the Scottish Government and as a Consultant to the Royal Zoological Society of Scotland.

	6.2	The Executive:

6.2.1

confirms that to the best of her knowledge and belief she has fully disclosed to the Company in writing all circumstances in respect of which there is, or there might be, a conflict of interests between:

			6.2.1.1	the Company or any Group Company; and

			6.2.1.2	the Executive or her Immediate Relatives; and

		6.2.2	agrees fully to disclose to the Board any such circumstances which may arise during this Agreement.

7.	PLACE OF WORK

7.1

The parties agree that the Executive's place of work shall be, usually in Scotland, at her own home office but may be also occasionally in London, at such premises of which the Company has the use in London from time to time and, in particular, the Executive shall be required to attend the meetings of the Company’s Advisory Board either in London or mainland Europe or elsewhere as notified by the Board, reasonable notice being given to the Executive of such requirement to attend these meetings.

	7.2	In performance of the Executive’s duties under this Agreement, she may also be required to travel both throughout and outside the United Kingdom for the better performance of those duties.

8.	REMUNERATION

8.1

The Executive will receive a monthly fee ("Monthly Fee") which shall be paid to the Executive in equal monthly instalments in arrears on or before the last working day of each calendar month and shall be according to the following schedule:

		8.1.1	£3,750 per month from the Commencement Date to 30th April 2008:

		8.1.2	£4,000 per month to 31st July 2008;

		8.1.3	£6,667 per month to 31st July 2009;

		8.1.4	£8,333 per month to 31st July 2010.

9.	EXPENSES

9.1

It is acknowledged that under normal circumstances, the Company will pay all reasonable travelling, hotel and other expenses properly authorised by the Chairman (acting reasonably), such expenses which are incurred in or about the proper performance of the Executive’s duties and which shall be evidenced in such manner as the Company may reasonably expect from time to time, however in such instances where the Executive pays for the aforesaid expenses, she shall be entitled to be repaid in full on demand with the following Monthly Fee.

10.	OTHER BENEFITS

	10.1	There are no other benefits given by the Company to the Executive.

11.	PENSION

	11.1	There is no Company pension scheme in force.

12.	HOLIDAYS

	12.1	The Company's holiday year runs from 1 January to 31 December.

	12.2	The Executive will in addition to bank and public holidays be entitled to 25 working days' paid holiday in each holiday year.

	12.3	Holidays shall accrue on a pro rata basis throughout each holiday year.

13.	INCAPACITY

	13.1	If the Executive is incapacitated from performing her duties under this Agreement the Executive will notify the Company as soon as possible and then keep the Company informed.

	13.2	If such incapacity continues for a period of eight working days or more the Executive will produce to the Company a medical certificate to cover the duration of such absence.

	13.3	The Executive must produce medical certificates to cover any further period of absence.

13.4

For the avoidance of doubt the provisions of this clause 13 will not prejudice or limit in any way the Company's right to terminate this Agreement pursuant to clauses 3 and 17 or otherwise pursuant to its terms.

	13.5	The Company may terminate the Agreement in accordance with clause 17.2.6 or by making a payment in lieu pursuant to clause 17.5.

14.	CONFIDENTIAL INFORMATION

14.1

The Executive acknowledges that she will be exposed to information about the Company's business and the businesses of Group Companies and that of the Company's and the Group Companies' suppliers and customers:

	14.1.1	which amounts to a trade secret, is confidential or is commercially sensitive;

	14.1.2	which may not be readily available:

		14.1.2.1	to others engaged in a similar business to that of the Company or of any of the Group Companies; or

		14.1.2.2	to the general public; and

	14.1.3	which if disclosed will be liable to cause significant harm to the Company or to such Group Companies.

14.2	Such information (whether recorded in writing, on computer disc or in any other medium) is referred to in this clause 14 as "Confidential Information".

14.3	The Executive has therefore agreed to accept the restrictions contained in this clause 14.

14.4

The Executive will not either directly or indirectly during the term of this Agreement or after its termination without limit in time for her own purposes or for any purposes other than those of the Company or of any Group Company (for any reason and in any manner) use or divulge or communicate to any person, firm, company or organisation (except to those officials of the Company or any Group Company whose province it is to know the same) any secret or Confidential Information or information constituting a trade secret acquired or discovered by her in the course of her employment with the Company relating to the private affairs or business of the Company or of any Group Company or of their suppliers, customers, management or shareholders.

14.5	The restrictions contained in this clause 14 do not apply to:

	14.5.1	any disclosure:

		14.5.1.1	authorised by the Board; or

		14.5.1.2	required in the ordinary and proper course of the provision of services hereunder; or

		14.5.1.3	required by order of any court of competent jurisdiction or by an appropriate regulatory authority; or

		14.5.1.4	otherwise required by law; or

			14.5.1.5	of information that was in the public domain at the time of disclosure to the Executive or which is subsequently put into the public domain by or with the authority of the Company.

			14.5.1.6	of information which is acquired or developed by the Executive independently of her duties to the Company and not as a result of breach of confidence by her

		14.5.2	any information, or Confidential Information that the Executive can demonstrate was known to the Executive prior to the date of this Agreement.

	14.6	The Executive will not other than with the approval of the Chairman or of any Director of the Group Company to whom she reports:

		14.6.1	make or issue any press, radio or television statement; or

		14.6.2	publish or submit for publication any letter or article relating directly or indirectly to the business affairs of the Company or of Group Company.

	14.7	The provisions of this clause 14 are without prejudice to the duties and obligations of the Executive to be implied into this Agreement at common law.

15.	INTELLECTUAL PROPERTY

	15.1	The Executive acknowledges that because of:

		15.1.1	the nature of the duties and services hereunder; and

		15.1.2	the particular responsibilities arising as a result of such duties;

she owes to the Company and to any of the Group Companies a special obligation to further the interests of the Company and of the Group Companies.

	15.2	The Executive shall promptly disclose to the Company any idea or invention created by her in the normal course of the provision of services under this Agreement.

15.3

The Executive acknowledges that all trade marks, registered designs, design rights, copyright, database rights and other intellectual property rights (together, where registrable, with the right to apply for registration of the same, aside from those described in clause 15.2), whether in existence now or coming into existence at any time in the future, will, on creation in the normal course of the services under this Agreement, vest in and be the exclusive property of the Company or of any of the Group Companies which the Company may nominate and if required to do so (whether during or after the termination of this Agreement):

		15.3.1	the Executive shall execute all instruments and do all things necessary to vest ownership in the above rights in the Company as sole beneficial owner at the Company’s sole cost; and

		15.3.2	where the same does not automatically vest by any applicable law, the Executive shall immediately assign the same to the Company; and

		15.4.3	the Executive irrevocably agrees to waive all moral rights in respect of such materials or works.

	15.4	The Executive appoints the Company to be her attorney in her name and on her behalf:

		15.4.1	to execute any such instrument or do any such thing necessary for the purpose of giving to the Company or to its nominee the full benefit of the provisions of this clause 15; and

15.4.2

to acknowledge in favour of any third party that a certificate in writing signed by any director or secretary of the Company that any instrument or act falls within the authority conferred shall be conclusive evidence that such is the case.

	15.5	Clauses 15.1, 15.2, 15.3, and 15.4 cannot be amended or varied other than by written agreement with the parties.

16.	STATEMENTS

	16.1	The Executive shall not at any time knowingly make any untrue or misleading statement in relation to the Company or to any Group Company.

16.2

The Executive shall not at any time after the termination of this Agreement represent herself as being in any way connected with or interested in the Company or with or in any of the Group Companies or with or in any of their respective businesses unless the particulars are specifically agreed in writing with the Company.

17.	TERMINATION

	17.1	This agreement shall terminate on 31st July 2010 and may be terminated at any time prior to that date:

		17.1.1	by the Company after giving to the Executive three months’ notice in writing; and

		17.1.2	by the Executive after giving to the Company three month’s notice in writing.

	17.2	The Company may terminate this Agreement immediately without notice in writing (even if the Company may have allowed any time to elapse or on a former occasion may not have enforced its rights under this clause 17) and without obligation to pay any compensation to the Executive if:

	17.2.1	after final written warning, without any reasonable cause, she neglects or refuses to perform all or any of her duties or obligations under this Agreement; or

17.2.2

the Executive misconducts herself whether during or outside the course of her duties under this Agreement in such a way that the business, operation, interests or reputation of the Company or of any Group Company are or are likely to be materially prejudicially affected; or

	17.2.3	the Executive commits any criminal offence (including in particular any offence involving dishonesty or violence) other than:

		17.2.3.1	a summary motoring offence; or

		17.2.3.2	any other offence which does not in the reasonable opinion of the Board affect her position under this Agreement; or

	17.2.4	the Executive is convicted of an offence under any statutory enactment or regulation relating to insider dealing; or

	17.2.5	the Executive becomes bankrupt or makes or attempts to make any composition with creditors; or

	17.2.6	the Executive becomes of unsound mind; or

	17.2.7	the Executive commits any act of gross misconduct during the course of her duties under this Agreement; or

	17.2.8	the Executive is guilty of any deliberate act of discrimination, harassment or victimisation on race, sex or disability grounds.

17.3

The Company shall have the right to suspend the Executive (subject to the continued payment of the Monthly Fee and the continued provision of the Executive’s benefits) pending any investigation into any potential dishonesty, gross misconduct or any other circumstances which may give rise to a right for the Company to terminate this Agreement pursuant to clause 17.2 above for such reasonable period as it takes to conduct such an investigation.

17.4

The Executive may terminate this Agreement with immediate effect if the business of the Company is conducted in such a manner so as to be incompatible with the Executive’s obligations as a chief executive of a  company.

17.5	During any period of notice, and provided that the Company continues to pay the Monthly Fee and to provide all benefits to which the

Executive is contractually entitled (or a sum in lieu of the value to her of such benefits) until the termination of this Agreement, the Company shall be entitled at its absolute discretion:

		17.5.1	to require the Executive not to carry out her duties or to exercise her powers or responsibilities under this Agreement during the remaining period of the notice period (or any part of such period);

		17.5.2	to require the Executive to resign immediately from any offices which she may hold in the Company or in any Group Company;

		17.5.3	to require the Executive not to attend any premises of the Company or of any Group Company during the remaining period of this Agreement (or any part of such period);

17.5.4

to require the Executive not to make contact with any employees, agents, customers or clients of the Company or of any Group Company except as directed by the Company during the remaining period of her notice (or any part of such period);

17.5.5

to require the Executive to return to the Company all documents, computer discs and other property (including summaries, extracts or copies) belonging to the Company or to any Group Company or to its or their clients or customers; and

		17.5.6	to require the Executive to work from her home and/or (insofar as it is reasonable) to carry out exceptional duties or special projects outside the normal scope of her duties and responsibilities.

	17.6	Where notice is served, whether by the Company or by the Executive, to terminate the Agreement the Company may at its absolute discretion, at any time during the period of notice:

		17.6.1	terminate the Agreement forthwith without thereby being in breach of this Agreement; and

		17.6.2	in full and final settlement of the Executive's contractual claims under this Agreement pay to the Executive an amount equal to:

			17.6.2.1	the Monthly Fee; and

			17.6.2.2	the capitalised value of the benefits to which the Executive is entitled;

under this Agreement for the remaining period of notice.

18.	DEDUCTIONS

The Executive hereby authorises the Company at any time during the continuance of this Agreement and in any event on termination howsoever arising, to deduct from the Monthly Fee (which for this purpose includes payment in lieu of notice, commission, bonus, holiday pay and sick pay) all debts owed by the Executive to the Company or to any Group Company, including but without limitation:

	18.1	the balance outstanding of any loans (and interest where appropriate) advanced by the Company to the Executive;

	18.2	the cost of repairing any damage or loss to the Company's property caused by the Executive.

19.	RECONSTRUCTION OF THE COMPANY

The Executive shall have no claim against the Company if this Agreement is terminated by reason of the liquidation of the Company for the purposes of amalgamation or reconstruction provided that the Executive is offered an equivalent agreement with any concern or undertaking resulting from such amalgamation or reconstruction on terms and conditions which, taken as a whole, are not less favourable than the terms of this Agreement.

20.	DELIVERY OF DOCUMENTS AND PROPERTY

20.1

On termination of this Agreement for any reason (or earlier if requested) the Executive will immediately deliver up to the Company all property (including but not limited to any documents and software, credit cards, keys and security passes) belonging to it or to any Group Company in the Executive’s possession or under her control.

20.2

For the purposes of clause 20.1 documents and software include (but are not limited to) correspondence, diaries, address books, databases, files, reports, minutes, plans, records, documentation or any other medium for storing information.

	20.3	The Executive's obligations under this clause 20 include the return of all copies, drafts, reproductions, notes, extracts or summaries (however stored or made) of all documents and software.

20.4

The Company may withhold any monies then owing to the Executive in any respect pending her providing, if so requested, her written undertaking that she has complied with the obligations contained in this clause 20.

21.	RESIGNATION AS DIRECTOR

	21.1	Without prejudice to clause 17.5.2 the Executive will on termination of this Agreement for any reason at the request of the Board promptly resign without claim for compensation:

		21.1.1	as a director or member of the advisory board of the Company; and

21.1.2

from all trusteeships held by her of any pension scheme or other trusts established by the Company or by any Group Company or by any other company with which the Executive has had dealings as a consequence of her secondment with the Company.

21.2

If the Executive fails to resign within seven days of such request, the Company is irrevocably authorised to appoint a person to execute any documents and to do everything necessary to effect such resignation or resignations on the Executive's behalf.

22.	DISCIPLINARY AND GRIEVANCE PROCEDURES

	22.1	There is no disciplinary procedure applicable to the Executive.

	22.2	The Executive is expected:

		22.2.1	to conduct herself in a suitable manner; and

		22.2.2	to exhibit the standard of behaviour commensurate with her position.

	22.3	If the Executive has any grievance relating to this Agreement, she should raise it with the Chairman and thereafter (if the matter is not resolved) with the Board.

23.	DATA PROTECTION

	23.1	The Company shall hold personal data in relation to the Executive in its manual and automated filing systems.

	23.2	The Executive consents to the processing and disclosure of such data both inside and, where necessary, outside the European Economic Area.

	23.3	The Executive agrees that personal information relating to the Executive may be disclosed for marketing and/or PR purposes and in connection with the performance of the services under this Agreement.

	23.4	The Executive agrees to use all reasonable endeavours to keep the Company informed of any changes to the Executive’s personal data.

	23.5	The Executive agrees to adhere to the Company's reasonable data protection rules and procedures insofar as he is informed of them.

24.	E-MAIL AND INTERNET POLICY

The Executive agrees to adhere to the Company's e-mail and internet policy insofar as she is informed of it.

25.	COLLECTIVE AGREEMENTS

There are no collective agreements with Trade Unions that directly affect the terms and conditions of this Agreement.

26.	NOTICES

	26.1	Any notice to be given under this Agreement to the Executive may be

		26.1.1	given to the Executive personally or

		26.1.2	sent to her by pre-paid first class letter or

		26.1.3	sent by facsimile transmission addressed to her at her last known place of residence.

	26.2	Any notice to be given to the Company:

		26.2.1	should be addressed to the Chairman; and

		26.2.2	may be served by leaving it at or sending it by pre-paid first class letter to its UK representative office for the time being.

26.3

Any notice served by post shall be deemed to have been served forty-eight hours after it was posted and proof that the notice was properly addressed, pre-paid and posted shall be sufficient evidence of service.

27.	PRIOR AGREEMENTS

With the exception of the Consultancy Agreement and the Incentive Scheme entered or to be entered into between the Executive and a Group Company, this Agreement cancels and is in substitution for all previous letters of engagement, agreements and arrangements (whether oral or in writing) relating to the subject matter hereof between the Company or any Group Company and the Executive all of which shall be deemed to have been terminated by mutual consent.

28.	RIGHTS OF THIRD PARTIES

This Agreement does not confer rights on the Executive's spouse or dependants or on any third party.

29.	GOVERNING LAW AND JURISDICTION

	29.1	This Agreement shall be governed by and interpreted in accordance with the law of England.

	29.2	The parties to this Agreement submit to the exclusive jurisdiction of the English Courts in relation to any claim, dispute or matter arising out of or relating to this Agreement.

29.3	Any delay by any party in exercising any of its or her rights under this Agreement will not constitute a waiver of such rights.

IN WITNESS of which the parties have executed this Agreement on the date set out above.

EXECUTED by the Company which was delivered when dated, acting by:

Chief Operating Officer
Signature	: /s/ Graham May

Name	: Graham May

EXECUTED by the Executive which was delivered when dated:

Signature	: /s/ Karen Elizabeth Jervis